OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022









                                                  September 25, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


                            Re:   Healthcare Services Group, Inc.
                                  Registration Statement on Form S-8


Ladies and Gentlemen:

         Reference is made to the  Registration  Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Healthcare Services Group, Inc., a Pennsylvania corporation (the "Company"). The Registration Statement relates to an aggregate of 500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") that may be issued by the Company upon the exercise of outstanding stock options granted pursuant to the Company's 1995 Incentive and Non-Qualified Stock Option Plan, as amended (the "1995 Plan").




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Securities and Exchange Commission
September 25, 2000
Page -2-


         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the 1995 Plan, the documents to be sent or given to participants in the 1995 Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions described in the 1995 Plan, will be duly and validly issued, fully paid and non-assessable.



                            Very truly yours,

                            /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP